UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2013

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8918 Spanish Ridge Avenue, Las Vegas, Nevada		89148
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (702) 541-7777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 10, 2013, Pinnacle Entertainment, Inc. (“Pinnacle”) entered into an amended and restated commitment letter, dated June 10, 2013 (the “Debt Commitment Letter”), among JPMorgan Chase Bank, N.A. (“JPMCB”), J.P. Morgan Securities LLC (“JPMS”), Goldman Sachs Lending Partners LLC (“Goldman”), Bank of America, N.A. (“Bank of America”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BAML”), Deutsche Bank Securities Inc. (“DBSI”), Deutsche Bank Trust Company Americas (“DBTCA”), Deutsche Bank AG Cayman Islands Branch (“DBCI”), Wells Fargo Bank, National Association (“Wells Fargo Bank”), WF Investment Holdings, LLC (“WF Investments”), Wells Fargo Securities, LLC (“Wells Fargo Securities”), Barclays Bank PLC (“Barclays”), Credit Agricole Corporate and Investment Bank (“Credit Agricole”), Fifth Third Bank (“Fifth Third”), UBS Loan Finance LLC (“UBSLF”) and UBS Securities LLC (“UBSS” and, together with JPMCB, JPMS, Goldman, Bank of America, BAML, DBSI, DBTCA, DBCI, Wells Fargo Bank, WF Investments, Wells Fargo Securities, Barclays, Credit Agricole, Fifth Third Bank, and UBSLF, the “Commitment Parties”). The Debt Commitment Letter amended and restated the original debt commitment letter, dated December 20, 2012, among Pinnacle, JPMCB, JPMS and Goldman to change the anticipating debt commitment financing and related sources.

The Debt Commitment Letter provides that the Commitment Parties have agreed to provide the financing (the “Debt Commitment Financing”) necessary to consummate the acquisition of Ameristar Casinos, Inc. (“Ameristar”). The Debt Commitment Financing will be used to fund, in part, the consideration to be paid pursuant to the terms of the merger agreement, dated December 20, 2012, by and among Pinnacle, PNK Holdings, Inc., a wholly-owned subsidiary of Pinnacle, PNK Development 32, Inc., an indirect wholly-owned subsidiary of Pinnacle and Ameristar, as amended by the first amendment to the merger agreement, entered into on February 1, 2013 and the second amendment to the merger agreement, entered into on March 14, 2013.

The Debt Commitment Financing is anticipated to comprise of the following sources:

•	a revolving credit facility with Pinnacle as borrower in a total principal amount of up to $925 million;

•	a term loan facility with Pinnacle as borrower in a total principal amount of up to $1,935 million; and

•

senior unsecured bridge loans with Pinnacle as borrower in a total principal amount of up to $315 million if Pinnacle is unable to issue and sell $315 million of its senior unsecured notes on or prior to the closing of its acquisition of Ameristar.

The funding of the Debt Commitment Financing is contingent on the satisfaction of certain conditions set forth in the Debt Commitment Letter.

The foregoing description of the Debt Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Debt Commitment Letter, a copy of which is filed as Exhibit 10.1 to this Current Report or Form 8-K and is incorporated by reference.

From time to time, the Commitment Parties or their affiliates have provided investment banking, general financing and advisory services to Pinnacle and its affiliates in the past and may do so in the future. They received, and expect to receive, customary fees and commissions for these services.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Debt Commitment Letter, dated June 10, 2013, entered into among Pinnacle Entertainment, Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Goldman Sachs Lending Partners LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Deutsche Bank Trust Company Americas, Deutsche Bank AG Cayman Islands Branch, Wells Fargo Bank, National Association, WF Investment Holdings, LLC, Wells Fargo Securities, LLC, Barclays Bank PLC, Credit Agricole Corporate and Investment Bank, Fifth Third Bank, UBS Loan Finance LLC and UBS Securities LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: June 12, 2013	By:	/s/ Elliot D. Hoops
Elliot D. Hoops Vice President and Legal Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Amended and Restated Debt Commitment letter, dated June 10, 2013, entered into among Pinnacle Entertainment, Inc., JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Goldman Sachs Lending Partners LLC, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Deutsche Bank Trust Company Americas, Deutsche Bank AG Cayman Islands Branch, Wells Fargo Bank, National Association, WF Investment Holdings, LLC, Wells Fargo Securities, LLC, Barclays Bank PLC, Credit Agricole Corporate and Investment Bank, Fifth Third Bank, UBS Loan Finance LLC and UBS Securities LLC.